EXHIBIT 10.10

Stillwater West PGM Venture Agreement, November 1, 2001             CONFIDENTIAL

                           STILLWATER WEST PGM VENTURE

                                    AGREEMENT

                             Dated November 1, 2001

                                     between

                      IDAHO CONSOLIDATED METALS CORPORATION

                                       and

                             FIRST CHOICE INDUSTRIES

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                                TABLE OF CONTENTS
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
Article 1.        DEFINITIONS.....................................................................................1
Article 2.        REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS.................................................4
   2.1.     CAPACITY OF PARTICIPANTS..............................................................................4
   2.2.     REPRESENTATIONS AND WARRANTIES RELATING TO PROPERTY...................................................5
   2.3.     REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES OF TITLE TO THE PROPERTIES......................6
   2.4.     DISCLOSURES...........................................................................................7
   2.5.     RECORD TITLE..........................................................................................7

Article 3.        NAME, PURPOSES AND TERM.........................................................................7
   3.1.     GENERAL...............................................................................................7
   3.2.     NAME..................................................................................................7
   3.3.     PURPOSES..............................................................................................8
   3.4.     LIMITATION ...........................................................................................8
   3.5.     EFFECTIVE DATE AND TERM...............................................................................8

Article 4.        RELATIONSHIP OF THE PARTICIPANTS................................................................8
   4.1.     NO PARTNERSHIP........................................................................................8
   4.2.     U.S. AND STATE TAX ELECTIONS AND ALLOCATIONS .........................................................9
   4.3.     OTHER BUSINESS OPPORTUNITIES .........................................................................9
   4.4.     WAIVER OF RIGHT TO PARTITION ........................................................................10
   4.5.     TRANSFER OR TERMINATION OF RIGHTS TO PROPERTIES,.....................................................10
   4.6.     IMPLIED COVENANTS....................................................................................10

Article 5.        CONTRIBUTIONS BY PARTICIPANTS..................................................................10
   5.1.     PARTICIPANTS' INITIAL CONTRIBUTIONS..................................................................10
   5.2.     OBLIGATIONS PRIOR TO EARN-IN ........................................................................10
   5.3.     PAYMENTS BY FSD TO IDO:..............................................................................11
   5.4.     TERMINATION OF FSD'S OBLIGATION TO MAKE INITIAL CONTRIBUTION.........................................12
   5.5.     ADDITIONAL CASH CONTRIBUTIONS........................................................................12
   5.6.     EARN-IN .............................................................................................12
   5.7.     REPORTS..............................................................................................13

Article 6.        INTERESTS OF PARTICIPANTS: DEFAULTS AND REMEDIES...............................................13
   6.1.     PARTICIPATING INTERESTS .............................................................................13
   6.2.     ELECTIONS AT TIME OF EARN-IN.........................................................................13
   6.3.     DEEMED EXPENDITURES..................................................................................14
   6.4.     CHANGES IN PARTICIPATING INTERESTS...................................................................14
   6.5.     VOLUNTARY REDUCTION IN PARTICIPATION.................................................................14
   6.6.     DEFAULT IN MAKING CONTRIBUTIONS......................................................................15
   6.7.     CONVERSION OF INTEREST...............................................................................16
   6.8.     CONTINUING LIABILITIES UPON ADJUSTMENTS OF PARTICIPATING INTERESTS...................................16

Article 7.        MANAGEMENT COMMITTEE...........................................................................16
   7.1.     ORGANIZATION AND COMPOSITION.........................................................................16
   7.2.     DECISIONS............................................................................................17
   7.3.     MEETINGS.............................................................................................17
   7.4.     ACTION WITHOUT MEETING...............................................................................17
   7.5.     MATTERS REQUIRING APPROVAL...........................................................................18

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Article 8.        MANAGER........................................................................................18
   8.1.     APPOINTMENT..........................................................................................18
   8.2.     POWERS AND DUTIES OF MANAGER.........................................................................18
   8.3.     STANDARD OF CARE.....................................................................................21
   8.4.     RESIGNATION;.........................................................................................21
   8.5.     PAYMENTS TO MANAGER..................................................................................22
   8.6.     TRANSACTIONS WITH AFFILIATES.........................................................................22
   8.7.     ACTIVITIES DURING DEADLOCK...........................................................................23

Article 9.        PROGRAMS AND BUDGETS...........................................................................23
   9.1.     INITIAL PROGRAM AND BUDGET...........................................................................23
   9.2.     OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS..........................................................23
   9.3.     PRESENTATION OF PROGRAMS AND BUDGETS.................................................................23
   9.4.     REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS.................................................23
   9.5.     ELECTION TO PARTICIPATE..............................................................................24
   9.6.     DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS............................................................24
   9.7.     BUDGET OVERRUNS; PROGRAM CHANGES.....................................................................24
   9.8.     EMERGENCY OR UNEXPECTED EXPENDITURES.................................................................24

Article 10.       ACCOUNTS AND SETTLEMENTS.......................................................................25
   10.1.    MATTERS OF ACCOUNTS AND SETTLEMENTS..................................................................25

Article 11.       DISPOSITION OF PRODUCTION......................................................................25
   11.1.    TAKING IN KIND.......................................................................................25
   11.2.    FAILURE OF PARTICIPANT TO TAKE IN KIND ..............................................................25

Article 12.       WITHDRAWAL AND TERMINATION.....................................................................26
   12.1.    TERMINATION BY EXPIRATION OR AGREEMENT ..............................................................26
   12.2.    WITHDRAWAL...........................................................................................26
   12.3.    CONTINUING OBLIGATIONS...............................................................................26
   12.4.    DISPOSITION OF ASSETS ON TERMINATION ................................................................26
   12.5.    RIGHT TO DATA AFTER TERMINATION .....................................................................27
   12.6.    CONTINUING AUTHORITY.................................................................................27
   12.7.    NON-COMPETE COVENANTS................................................................................27
   12.8.    MUTUAL WITHDRAWAL....................................................................................28
   12.9.    RIGHTS TO DATA AFTER TERMINATION ....................................................................28

Article 13.       SURRENDER OF PROPERTIES........................................................................28
   13.1.    SURRENDER OF PROPERTIES..............................................................................28
   13.2.    REACQUISITION........................................................................................28

Article 14.       TRANSFER OF INTEREST...........................................................................29
   14.1.    GENERAL..............................................................................................29
   14.2.    LIMITATIONS ON FREE TRANSFERABILITY .................................................................29
   14.3.    RIGHT OF FIRST REFUSAL...............................................................................30
   14.4.    EXCEPTIONS TO RIGHT OF FIRST REFUSAL.................................................................30

Article 15.       CONFIDENTIALITY AND RELEASES...................................................................31
   15.1.    GENERAL..............................................................................................31
   15.2.    EXCEPTIONS...........................................................................................31
   15.3.    DURATION OF CONFIDENTIALITY..........................................................................32

Article 16.       AREA OF INTEREST...............................................................................32

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   16.1.    ACQUISITIONS IN AREA OF INTEREST.....................................................................32

Article 17.       GENERAL PROVISIONS.............................................................................33
   17.1.    NOTICES..............................................................................................33
   17.2.    WAIVER...............................................................................................34
   17.3.    MODIFICATION.........................................................................................34
   17.4.    FORCE MAJEURE........................................................................................35
   17.5.    ECONOMIC FORCE MAJEURE...............................................................................35
   17.6.    GOVERNING LAW........................................................................................35
   17.7.    RULE AGAINST PERPETUITIES............................................................................36
   17.8.    FURTHER ASSURANCES...................................................................................36
   17.9.    SURVIVAL OF TERMS AND CONDITIONS.....................................................................36
   17.10.   ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.............................................................36
   17.11.   MEMORANDUM...........................................................................................36
   17.12.   FUNDS................................................................................................36
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                                LIST OF EXHIBITS

EXHIBIT A                                                             PROPERTIES

EXHIBIT B                                                  ACCOUNTING PROCEDURES

EXHIBIT C                                             NET SMELTER RETURN ROYALTY

EXHIBIT D                                                              INSURANCE

EXHIBIT E                                                       AREA OF INTEREST

EXHIBIT F                                             MINING DEED AND ASSIGNMENT

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                                    AGREEMENT

THIS AGREEMENT, made effective as of November 1, 2001, is between IDAHO CONSOLIDATED METALS CORPORATION ("IDO") with an address of P.O. Box 2210, Red Lodge, Montana 59068 and FIRST CHOICE INDUSTRIES, LTD ("FSD") with an address of Suite 101 - 5000 Bridge Street, Delta, British Columbia, Canada V4K 2K4.

                                    RECITALS

A. IDO and FSD entered into a Memorandum of Understanding dated June 27, 2001 agreeing to form a Joint Venture to explore and develop property leased by or owned by IDO.

B. FSD wishes to participate with IDO in exploration, evaluation, development and mining of minerals within the property and IDO is willing to grant such right to FSD.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, IDO and FSD agree as follows:

                             Article 1. DEFINITIONS

"Accounting Procedure" means the procedures set forth in Exhibit B.

"Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

"Agreement" means this Joint Venture Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

"Area of Interest" means the Stillwater Complex of Montana as shown in Exhibit
E.

"Assets" means the Properties, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.
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"Budget" means a detailed estimate of all costs to be incurred by the
Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

"Commencement of Commercial Production" means the date upon which the production and processing facilities developed under this Agreement achieve an ore production and processing rate for a continuous thirty-day period equal to at least seventy percent (70%) of the design rate established in a Feasibility Study.

"Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products, and all Exploration work conducted subsequent to a decision to commence Development as contemplated by a Feasibility Study.

"Earn-In" means the date upon which FSD earns its interest in the Venture pursuant to Section 5.6.

"Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

"Exploration Expenditures" means the cost of evaluation of the Properties, defined as further exploring and developing the Properties, including drilling, excavating and searching by recognized prospecting techniques, sampling, assaying, testing and evaluating materials removed from the Properties, mapping, plotting, surveying, constructing and maintaining camps, roads, works and structures necessary to carry out such evaluation, sampling or testing, all studies including but not limited to a Feasibility Study required to develop a mine and all work that may be required in preparing a mine for operating, the cost or payments to maintain the Properties, including costs to locate and/or relocate the unpatented mining claims, Property acquisition costs, taxes and/or fees to maintain Property and filings together with an allowance for overhead and administrative expenses as described in Section 5.2.2. These expenditures include both exploration costs as defined in Section 617 of the Internal Revenue Service Code and development expenditures as defined in Section 616 of the Internal Revenue Service Code.

"Feasibility Study" means a detailed study compiled by Manager or an independent third party conducted to determine commercial feasibility and viability of placing a prospective orebody or deposit into production and may include, but not be limited to:

         (i) such geophysical, geochemical, geological, aerial or other survey as may be necessary to provide a reasonable estimate of the quality and extent of the deposit;

         (ii) such technical or assay reports as may be necessary to evaluate any proposed method of extraction and processing;

         (iii) the area required for optimum development of the orebody or deposit;

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         (iv)     a mine construction program setting forth the descriptions of the work, permits, equipment, facilities, supplies and mines required to bring the prospective orebody or deposits of Products into Commercial Production, and the estimated costs thereof or a schedule of expenditures by year of the costs necessary to bring the project into production;

         (v) details of a proposed annual program for initial development of the deposit;

         (vi) a plan for such reclamation of the Properties as is required by law and the estimated costs hereof;

         (vii) conclusions and recommendations regarding the economic feasibility and timing for bringing the prospective orebody or deposits of Products into Commercial Production, taking into account items (i) through (vi) above;

         (viii) such other information as the Management Committee may deem appropriate to allow banking or other financial institutions familiar with the mining business to make a decision to loan funds sufficient to construct the proposed mine with security based solely on the reserves and mine described in a Feasibility Study.


"Initial Contribution" means that contribution each Participant has made or agrees to make pursuant to Section 5.1.

"Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

"Management Committee" means the committee established under Article 7.

"Manager" means IDO during the Earn-In phase or the person or entity appointed under Article 8 to manage Operations, or any successor Manager.

"Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

"Operations" means the activities carried out under this Agreement after Earn-In.

"Participant" and "Participants" means the persons or entities that have a Participating Interest.

"Participating Interest" means the percentage interest representing the operating ownership interest of a Participant in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of ..005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down. The initial Participating Interests of the Participants are set forth in 6.1.
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"Prime Rate" means the prime interest rate quoted as "Prime" by the Wall Street
Journal as said rate may change from day to day (which quoted rate may not be the lowest rate averaged on a month-to-month basis at which a financing institution loans funds).

"Production Decision" means a decision by the Management Committee to commence Development and put the Properties into production.

"Products" means all ores, minerals, and mineral resources produced from the Properties prior to treatment. It also includes all concentrates, precipitates and products produced from the Properties under this Agreement.

"Program" means a description in reasonable detail of the activities of the Venture which are to be conducted by the Manager during a period.

"Properties" means that interest in property described in Exhibits A and all other interests in real property acquired after November 1, 2001 and held subject to this Agreement. "Simple Majority" means a decision by the Management Committee by greater than 50% of the votes entitled to be cast.

"Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

"Venture" means the business arrangement of the Participants under this Agreement.

           Article 2. REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS

2.1.     Capacity of Participants.

Each of the parties hereto represents and warrants as follows:

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2.1.1.   That it is a corporation duly incorporated and in good standing in its state or province of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

2.1.2. That it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required authorizing it to enter into and perform this Agreement have been properly taken;


2.1.3. That it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

2.1.4. That this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms

2.2.     Representations and Warranties Relating to Property.

     IDO makes the following representations and warranties effective the date hereof:

2.2.1. IDO has the full and exclusive right and power to act on behalf of IDO, and on behalf of any other interested person or entities, to enter into this Agreement and to grant the rights granted by IDO hereunder.

2.2.2. To the best of its knowledge and belief with respect to unpatented mining claims set forth in Exhibit A and that are included within the Properties, subject to the paramount title of the United States and except as disclosed in writing to IDO:


         (i) the unpatented mining claims were properly laid out and monumented;

         (ii) all required location and validation work was properly performed;

         (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies;

         (iv) the claims are free and clear of defects, liens and encumbrances arising by, through or under IDO, except those of record, state and federal environmental and development laws, rules and regulations, or disclosed in writing to IDO as listed in Exhibits F and G and in this Agreement and defects, liens, and any such encumbrances that do not materially affect IDO's rights under this Agreement;

         (v) IDO has not received notice from anyone asserting conflicting claims; and
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         (vi)     The unpatented mining claims are in good standing and
                  compliance with all federal and state regulations in force as of the effective date of this Agreement.

Nothing in this Section 2.2.2, however, shall be deemed to be a representation or a warranty that any of the mining claims contains a discovery of minerals.

2.2.3. IDO knows of no violation of any applicable federal, state, regional, or county law or regulation relating to zoning, land use, environmental protection, or otherwise with respect to the Properties or activities relating thereto; and,

2.2.4. With respect to the Properties, IDO knows of no pending or threatened actions, suits, claims or proceedings.

2.2.5. IDO has granted FSD access to all information concerning title to the Properties in IDO's possession or control, including but not limited to, true and correct copies of all leases, other contracts and abstracts relating to the Properties of which IDO has knowledge.

The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

2.3. Remedies for Breach of Representations and Warranties of Title to the Properties

2.3.1. Loss of Title Any failure or loss of title to the Properties, and all costs of defending title, shall be charged to the Joint Account, except that all costs and losses arising out of or resulting from breach of the representations and warranties of IDO shall be charged to IDO and all such costs and losses arising out of gross negligence by FSD shall be charged to FSD. FSD shall have the right, but not the obligation, to undertake to cure such defects or to defend or to initiate litigation to defend such defects.

2.3.2. Less than 100% Interest In the event it is determined that IDO controls less than the full undivided interest therein, IDO's interest hereunder shall bear the same proportion to 100% as its total actual interest bears to the full undivided whole.

2.3.3.   Third Party Claims

         (a) If IDO fails to satisfy and discharge any mortgage, lien, tax levy or encumbrance (an "Encumbrance") chargeable solely or in part to IDO on the claims listed on Exhibit A or the underlying agreements, or suffers or permits any Encumbrance to be imposed upon such, FSD at its option may, but shall not be obligated to, pay for and discharge any Encumbrance and set off such payment by withholding and retaining from any payments due IDO any

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                  amounts so paid by FSD, without prejudice to any right of FSD to recover from IDO the amount of such payment, in any manner or by any remedy whatsoever, and FSD shall have all the rights and remedies against IDO which the mortgagor, lienor or creditor had immediately prior to the time of such payment. Upon the request of FSD, IDO shall promptly make, execute, acknowledge and deliver to FSD any and all instruments (in a form and substance satisfactory to FSD) that FSD in its sole judgment may deem necessary or desirable to fully effectuate the provisions of this section 2.3.


         (b) If any person or entity not a party hereto asserts to have a claim of ownership in the claims listed on Exhibit A, or a claim to a share in the production from the claims listed on Exhibit A (an "Adverse Claim"), FSD at its sole discretion, after written notice to IDO, may suspend its obligation to make payments as provided herein, and in lieu thereof, may deposit in an interest-bearing account payments equivalent to payments which may otherwise become due IDO. Such deposit or deposits shall remain in such interest-bearing account until the claim or controversy is resolved or settled by final court decision, by arbitration, negotiation or otherwise. When FSD is required or elects to make any payments to such persons or entities not a party hereto as a result of, or in settlement of, any such Adverse Claim, either by way of contract, settlement, compromise, final court judgment, or otherwise, FSD may recover from, or credit against, any payments thereafter becoming due IDO hereunder, the amount of such payments of all other costs and expenses (including reasonable attorneys fees) paid or incurred by FSD as a result of any such Adverse Claim.

2.4.     Disclosures.

Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which would be disclosed to the other Participant in order to prevent the representations in this Article 2 from being materially misleading.


2.5.     Record Title.

Title to the Assets shall be held by the Venture after FSD has earned its interest.
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                       Article 3. NAME, PURPOSES AND TERM

3.1.     General.

IDO and FSD hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or related to with the Properties shall be subject to and governed by this Agreement. Name.

The name of this Venture shall be the Stillwater West PGM Venture. The Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

3.2.     Purposes.

This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:



i)       to conduct Exploration within the Properties,

ii)      to evaluate the possible Development of the Properties,

iii) to engage in Development and Mining Operations on the Properties, if feasible.

iv)      to engage in marketing Products, but only to the extent permitted by
         Article 11, and

v) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

3.3.     Limitation.
Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.2, and nothing in this Agreement shall be construed to enlarge such purposes.


3.4.     Effective Date and Term.
The effective date of this Agreement shall be the date first recited above. The term of this Agreement shall be for 20 years from the effective date and for so long thereafter as Products are produced from the Properties, unless the Agreement is earlier terminated as provided herein.

                  Article 4. RELATIONSHIP OF THE PARTICIPANTS

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4.1.     No Partnership.

Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Participant, its directors, officers, employees, agents and attorneys shall be indemnified from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.


4.2.     U.S. and State Tax Elections and Allocations .

Without changing the effect of Section 4.1, the Participants agree that their relationship shall constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1986, as amended. The parties hereto agree to execute or join in such instruments as are necessary to make such election effective, and hereby authorize and direct Manager to take such action as is necessary to effectuate such purpose, including filing of the partnership tax return required by Treasury Regulation ss.1.761-2(b)(2). Each party shall be entitled to claim all tax benefits, write-offs, and deductions with respect to all and any costs which it has incurred.

The Participants also agree that, to the extent permissible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

The Manager shall be the Tax Matters Partner and shall prepare and file, after approval of the Management Committee, any tax returns or other tax forms required.

4.3.     Other Business Opportunities .

Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate

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opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Participant. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant, other than a facility established to treat the Products of the Venture.

4.4.     Waiver of Right to Partition.

The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such right provided by statute.

4.5.     Transfer or Termination of Rights to Properties,

Except as otherwise provided in this Agreement, neither Participant shall transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interest to terminate.

4.6.     Implied Covenants.

There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

                    Article 5. CONTRIBUTIONS BY PARTICIPANTS

5.1.     Participants' Initial Contributions.

IDO, as its Initial Contribution, hereby contributes the Properties described in Exhibit A to the purposes of this Agreement. FSD, as its Initial Contribution, shall contribute the Exploration Expenditures and payment as hereinafter set forth. All expenditures and payments in United States dollars.

5.2.     Obligations Prior to Earn-In.

Prior to earning its interest in the Venture, and subject to the termination provisions contained herein, FSD shall be required, but not obligated to make the following Exploration Expenditures on or for the benefit of the Properties to extend this Agreement into the next period.

5.2.1.   Annual and Cumulative Exploration Expenditures Commitment:

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FSD shall expend, as a minimum, the following annual and cumulative Exploration
Expenditures:

Year         Annual Expenditure            Cumulative Expenditure
One          $0                            $0
Two          $75,000                       $75,000
Three        $150,000                      $225,000
Four         $200,000                      $425,000
Total        $425,000

Year 1 for purposes of calculating annual expenditures shall end on December 31, 2002 and each subsequent year will end on December 31.

5.2.2. Overhead Charges During Earn-In. Ten percent (10%) of all Exploration Expenditures, except property payments, taxes and/or fees to maintain the Properties, to cover IDO's overhead and administrative costs shall be charged by IDO and shall qualify as Exploration Expenditures This overhead charge is the same as overhead chargeable in accordance with the Accounting Procedure.

5.2.3. Carryforward of Excess Cumulative Exploration Expenditures. All Exploration Expenditures shall be cumulative and any Exploration Expenditures in excess of the minimum required in any period shall be credited and applied toward any Exploration Expenditures required in any subsequent period.

5.2.4. Maintenance of Properties During Earn-In. During the Earn-in period FSD shall be responsible for maintaining the underlying agreements in good standing and for maintaining the unpatented lode claims which comprise the Properties and may relocate any of the unpatented claims which FSD believes may be defective.

5.3.     Payments by FSD to IDO:

5.3.1. Payment at Closing. Upon execution of this Agreement, FSD shall pay Fifty Five Thousand Dollars ($55,000) to IDO. A second payment in the amount of One hundred and Thirty Five Thousand ($135,000) shall be made on or before May 31, 2002 to IDO from FSD. These payments total $190,000.

5.3.2. Annual Payment of Stock. Upon signature of this Agreement and on each of the following four anniversary dates, FSD shall issue shares of FSD's unrestricted, registered common stock subject to CDNX approval; to IDO as listed in the following table, to keep this Agreement in good standing. Said stock will be delivered by November 30 of each year commencing on November 30, 2001 or upon termination by FSD, whichever occurs sooner.

FSD shall issue, the following annual and cumulative unrestricted common stock:

Year                  Annual Shares                Cumulative Shares
Upon Signing          200,000                      200,000
Two                   250,000                      450,000
Three                 250,000                      700,000
Four                  250,000                      950,000
Total                 950,000

5.4.     Termination of FSD's Obligation to Make Initial Contribution.

FSD may terminate this Agreement at any time during the Earn-In period for any reason or no reason by providing IDO sixty (60) days written notice of such termination. Until FSD has earned its interest in the Venture, FSD shall have complete discretion in conducting exploration activities, maintaining the Properties and shall conduct operations according to its own plans. FSD shall hold IDO harmless from any liabilities resulting from FSD's activities on the Properties during the Earn-In period.

Upon FSD's termination under the provisions of this Section 5.4, FSD shall have no further right, title or interest in the Venture. FSD's withdrawal shall be effective upon such failure, but such withdrawal shall not relieve FSD of its obligation to fund and satisfy any liabilities to third persons incurred or payments due to IDO prior to FSD's withdrawal.

5.5.     Additional Cash Contributions.

At such time as FSD has earned its forty percent (40%) interest in the Venture, pursuant to Sections 5.2 and 5.3, the Participants, subject to any election permitted by Sections 6.1, 6.2, and 6.3, shall be obligated to contribute funds to adopted Programs and Budgets in proportion to their respective Participating Interest.

5.6.     Earn-In.

FSD shall earn a forty percent (40%) Participating Interest in the Venture upon completion of the Exploration Expenditures and payments set forth under Section
5.2. If FSD expends the $425,000 commitment in Section 5.2 prior to the end of year four, made payments to IDO totaling $190,000 prior to May 31, 2002 pursuant to Section 5.3.1, and issued 950,000 shares of unrestricted, registered common stock of FSD pursuant to Section 5.3.2 prior to the end of year four, it will be deemed to have earned its Participating Interest at that time. Except as provided for in Section 6.2, subsequent to FSD earning a forty percent (40%) interest in the Venture, all expenditures for the benefit of the Properties shall be contributed by the Parties in accordance to their Participating Interest. Immediately upon FSD satisfying its Earn-In requirements under Sections 5.2 and 5.3, IDO shall execute and deliver to FSD such documents as are listed in Exhibit F that are necessary to transfer IDO's interest in and to the Properties to the Venture. FSD shall issue and deliver to IDO the balance of the 950,000 shares of FSD common stock not previously issued pursuant to Section 5.3.2 at the time FSD has earned its Participating Interest.

5.7.     Reports.

FSD shall, during the Earn-In period, provide IDO with copies of periodic reports describing its activities on the Properties and shall conduct a semi-annual review with IDO to discuss the progress FSD has made during the preceding period as well as the plans and programs being contemplated for the next period.

          Article 6. INTERESTS OF PARTICIPANTS: DEFAULTS AND REMEDIES

6.1.     Participating Interests.

FSD shall have no Participating Interest unless and until it has completed the Exploration Expenditures set forth in Section 5.2 and the payments and share issuances set forth in section 5.3 during the Earn-In period. The Participants shall have the following Participating Interests upon FSD's completion of the obligations set forth in Sections 5.2, and 5.3:

FSD      - 40%

IDO      - 60%

6.2.     Elections at Time of Earn-In.

At such time as FSD completes the obligations set forth in Sections 5.2, and 5.3 and has earned its forty percent (40%) Participating Interest in the Venture, IDO and FSD shall have a period of sixty (60) days to do the following:

i) FSD can elect to acquire an additional ten percent (10%) interest in the Venture by making one cash payment of Two Million Five Hundred Thousand dollars ($2,500,000) to IDO.

ii) elect to continue to participate in the Venture and contribute to each Program and Budget for their entire respective Participating Interest, or

iii) to elect to withdraw from the Venture and convert to a Net Smelter Return as set out in Exhibit C.

In no event shall the cumulative Net Smelter Return payable to the withdrawing party, whether one or more, exceed an aggregate of three percent (3%).

6.3.     Deemed Expenditures.

i) At 40% Earn-In FSD and IDO shall, irrespective of their actual expenditures on or with respect to the Properties, be deemed to have incurred expenditures as follows:

FSD      $425,000

IDO      $637,500

ii) If FSD elects to acquire an additional ten percent (10%) participating interest pursuant to 6.2 i), then FSD and IDO shall be deemed to have incurred expenditures as follows:

FSD      $2,925,000

IDO      $2,925,000

6.4.     Changes in Participating Interests.

A Participant's Participating Interest shall be changed as follows:

i)       As provided in Sections 6.2 or 6.7; or

ii) Upon an election by a Participant pursuant to Section 6.5 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest; or

iii) In the event of default by a Participant in making its agreed-upon contribution to an adopted Program and Budget; or

iv) Transfer by a Participant of less than all its Participating Interest in accordance with Article 14; or

v) Acquisition of less than all of the Participating Interest of the other Participant, however arising.

6.5.     Voluntary Reduction in Participation.

Except with respect to a Participant's obligation to make its Initial Contribution, as to which no election is permitted, a Participant may elect, as provided in Section 9.5, to limit its contributions to an adopted Program and Budget as follows:

i)       To some lesser amount than its respective Participating Interest; or

ii)      Not at all.

If a Participant elects to contribute to an adopted Program and Budget some lesser amount than its respective Participating Interest, or not at all, the Participating Interest of that Participant shall be recalculated at the time of election by dividing:

i)       the sum of

         (a)      the value of the Participant's Initial Contribution as per
                  Section 6.3,

         (b)      the total of all of the Participant's contributions under
                  Section 5.3, and

         (c) the amount, if any, the Participant elects to contribute to the adopted Program and Budget;

by

ii)      the sum of (a), (b) and (c) above for all Participants;

and then multiplying the result by one hundred.

The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest.

6.6.     Default in Making Contributions.

If a Participant defaults in making a contribution or cash call required by an approved Program and Budget, the non-defaulting Participant may advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the Prime Rate plus two percent (2%) compounded quarterly. The failure to repay said loan upon demand shall be a default. Each Participant hereby grants to the other a lien upon its interest in the Venture and the Properties and a security interest in its rights under this Agreement and in its Participating Interest in other

Assets, and the proceeds therefrom, to secure any loan made hereunder, including interest thereon, reasonable attorneys' fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both. A non-defaulting Participant may elect the applicable remedy under this Section 6.6, or, to the extent a Participant has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity. All such remedies shall be cumulative. The election of one or more remedies shall not waive the election of any other remedies. Each Participant hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof.

6.7.     Conversion of Interest.

If at any time the Participating Interest of a Participant is reduced to ten percent (10%) or less by an affirmative election not to contribute all or some portion of its share pursuant to a Program and Budget as provided in Article 9, the diluted Participant shall be deemed to have withdrawn from the Venture and this Agreement shall terminate; provided, however, if FSD is the diluting Participant, FSD shall have the right to receive an amount equal to one hundred and fifteen percent (115%) of FSD's actual or deemed expenditures contributed hereunder, whichever is greater only from a three percent (3%) of Net Smelter Return Royalty, as set out in Exhibit C. Upon receipt of such amount FSD shall thereafter have no further right, title, or interest under this Agreement or in the Assets. If IDO is the diluting participant, IDO shall have a three percent (3%) Net Smelter Return Royalty in perpetuity, as set out in Exhibit C.



6.8.     Continuing Liabilities Upon Adjustments of Participating Interests.

Any reduction of a Participant's Participating Interest under this Article 6 shall not relieve such Participant of its share of any liability, whether it accrued before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article 6, such Participant's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Properties were acquired or those to which both Participants have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Manager. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties are located.

                        Article 7. MANAGEMENT COMMITTEE

7.1.     Organization and Composition.

Prior to completion of FSD's' Earn-In and the election by IDO and FSD to participate in the Venture as provided in Section 6.2, the Participants shall establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of one member appointed by FSD and one member appointed by IDO. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice in writing to the other Participant.



7.2.     Decisions.

Prior to completion of FSD's Earn-In, each Participant, acting through its appointed member(s), shall have an equal vote. In the event of a deadlock, the Manager shall hold the deciding vote. After completion of FSD's Earn-In, each Participant shall have a vote equal to its Participating Interest in the Venture. Decisions of the Management Committee shall be decided by Simple Majority of the Participating Interests.



7.3.     Meetings.

The Management Committee shall hold regular meetings at least annually at mutually agreed places. The Manager shall give thirty (30) days' written notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon thirty (30) days' written notice to the Manager and the other Participant. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing each Participant is present. The Management Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If a quorum is not present at the commencement of the meeting or within one-half hour after the time fixed for the commencement of the meeting, the meeting shall be adjourned to the same time and day of the next week at the same place. If a quorum is not present at the commencement of the adjourned meeting, one representative shall be deemed to constitute a quorum. Each notice of a meeting shall include an itemized agenda and detailed back-up information prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within thirty (30) days after the meeting. The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

7.4.     Action Without Meeting.

In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing by the Participants.

7.5.     Matters Requiring Approval.

Except as otherwise delegated to the Manager in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

                               Article 8. MANAGER
8.1.     Appointment

Following signature of this Agreement, IDO shall be the initial Manager.

8.2.     Powers and Duties of Manager.

Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties which shall be discharged in accordance with adopted Programs and Budgets:

8.2.1.   The Manager shall manage, direct and control Operations.


         8.2.2. The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs and Budgets, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.


         8.2.3.   The Manager shall:


                  i) Purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances;

                  ii) Obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and

                  iii) Keep the assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such assets, or mechanic's or materialmen's liens which shall be released of discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

         8.2.4. The Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.


         8.2.5.   The Manager shall:


                  i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets;

                  ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and


                  iii) shall do all other acts reasonably necessary to maintain the Assets.


         8.2.6.   The Manager shall:


                  i) apply for all necessary permits, licenses and approvals;

                  ii) comply with applicable federal, provincial, municipal and local laws and regulations;

                  iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and

                  iv) prepare and file all reports or notices required for Operations.

The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

         8.2.7. The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings greater than $50,000 arising out of Operations. The non-managing Participant shall have the right to participate, at its own expense, in such litigation or administrative proceedings. The non-managing Participant's approval shall be required in advance of any settlement involving payments, commitments or obligations, if the non-managing Participant's share is in excess of Twenty-Five Thousand Dollars ($25,000) in cash or value.

         8.2.8. The Manager shall provide insurance for the benefit of the Participants as provided in Exhibit D.

         8.2.9. The Manager may dispose of Assets, whether by release, abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be released, abandoned or surrendered only as provided in Article 13. However, without prior authorization from the Management Committee, the Manager shall not:

                  i) dispose of Assets in any one transaction having a value in excess of $250,000:

                  ii) enter into any sales contracts or commitments for Product, except as permitted in Section 11.2;

                  iii)     begin a liquidation of the Venture; or

                  iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

         8.2.10. The Manager shall have the right to carry out its responsibilities hereunder through agents, affiliates or independent contractors.

         8.2.11. The Manager shall be obligated to perform or cause to be performed during the term of this Agreement all obligations required by law in order to maintain the Properties which obligations shall be included in Programs and Budgets.

         8.2.12. The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

         8.2.13. The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management
                  Committee:

                  i) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget;

                  ii)      periodic summaries of data acquired;

                  iii)     copies of reports concerning Operations;

                  iv) a detailed final report within forty-five (45) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and

                  v) such other reports as the Management Committee may reasonably request.

At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. In addition, the Manager shall allow the non-managing Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

         8.2.14. The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

The Manager shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure of the non-managing Participant to perform acts or to contribute amounts required of it by this Agreement.

8.3.     Standard of Care

The Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with all applicable laws, sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence.

8.4.     Resignation;

Deemed Offer to Resign. The Manager may resign upon thirty (30) days prior notice to the other Participant. If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within ninety (90) days following such deemed offer:

         8.4.1. The Participating Interest of the Manager becomes less than fifty percent (50%); or

         8.4.2. The Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of thirty (30) days after written notice from the other Participant demanding performance; or


         8.4.3. The Manager fails to pay or contest in good faith its bills within thirty (30) days after receiving written notice that they are due; or


         8.4.4. A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within sixty (60) days after receiving written notice of the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or


         8.4.5. The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its or Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or


         8.4.6. Entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

8.5.     Payments to Manager.

The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

8.6.     Transactions With Affiliates.

If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no more favorable than would be the case with unrelated persons in arm's-length transactions.

8.7.     Activities During Deadlock.

If the Management Committee for any reason fails to adopt a Program and Budget, subject to the contrary direction of the Management Committee and to the receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Program and Budget. For purposes of determining the required contributions of the Participants and their respective Participating Interests, the last adopted Program and Budget shall be deemed extended.

                        Article 9. PROGRAMS AND BUDGETS

9.1.     Initial Program and Budget.

The initial Program and Budget will be provided by the Management Committee within ninety (90) days of FSD's Earn-In.

9.2.     Operations Pursuant to Programs and Budgets.

Except as otherwise provided in Section 9.8 and Article 16, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

9.3.     Presentation of Programs and Budgets.

Proposed Programs and Budgets shall be prepared by the Manager for a period of up to one year. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at the annual meeting of the Management Committee. During the period encompassed by any Program and Budget, and at least two months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Management Committee.

9.4.     Review and Approval of Proposed Programs and Budgets.

Within thirty (30) days after submission of a proposed Program and Budget to the Management Committee, the Management Committee shall:

         i)       Approve the proposed Program and Budget; or

         ii)      Propose modifications of the proposed Program and Budget; or

         iii)     Reject the proposed Program and Budget.

If the Management Committee makes the elections pursuant to Section 9.4 ii) or
9.4 iii), then the Manager will review the modifications and/or any recommendations of the Management Committee and will resubmit a Program and Budget within thirty (30) days.

9.5.     Election to Participate

By written notice to the Management Committee within thirty (30) days after approving a Program and Budget except as provided for in Section 6.1, a Participant may elect to contribute to such Program and Budget in an amount equal to its Participating Interest or a lesser amount as provided for in
Section 6.5. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected not to contribute to such Program and Budget and the provisions of Section 6.4 shall apply. If a Participant elects not to participate in the Program and Budget and the other Participant elects to contribute to the Program and Budget the provisions of Section 6.5 shall apply.

9.6.     Deadlock on Proposed Programs and Budgets.

If the Participants, acting through the Management Committee, fail to approve a Program and Budget by the beginning of the period to which the proposed Program and Budget applies, the provisions of Section 8.7 shall apply.

9.7.     Budget Overruns; Program Changes.

The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Budget by more than ten percent (10%), then such excess over ten percent (10%) shall be for the sole account of the Manager, not creditable to the calculation of Participating Interests, unless such excess amount is directly caused by an emergency or unexpected expenditure made pursuant to Section 9.8 or is otherwise authorized by the approval of the Management Committee. Budget overruns of ten percent (10%) or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.



9.8.     Emergency or Unexpected Expenditures.

In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditures, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.

                      Article 10. ACCOUNTS AND SETTLEMENTS

10.1.    Matters of Accounts and Settlements.

These items are governed by the provisions in Exhibit "B" (Accounting Procedures) attached hereto.

                     Article 11. DISPOSITION OF PRODUCTION

11.1.    Taking in Kind.

Each Participant shall take in kind or separately dispose of its share of all Products in accordance with its Participating Interest. Any extra expenditure incurred in the taking in kind or separate disposition by any Participant of its proportionate share of Products shall be borne by such Participant. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products of any parties other than the Participants at any processing facilities constructed by the Participants pursuant to this Agreement. The Manager shall give the Participants notice at least ten (10) days in advance of the delivery date upon which their respective shares of Products will be available.

11.2.    Failure of Participant to Take in Kind.

If a Participant fails to take in kind, the Manager shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Participant's share for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

                     Article 12. WITHDRAWAL AND TERMINATION

12.1.    Termination by Expiration or Agreement .

This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

12.2.    Withdrawal.

A Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participant of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least 45 days after the date of the notice. Upon such withdrawal, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in Exhibits F and G and those to which both Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement. Any withdrawal under this Section 12.2 shall not relieve the withdrawing Participant of its share of liabilities to third persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this Section 12.2, the withdrawing Participant's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred.

12.3.    Continuing Obligations.

On termination of this Agreement under Section 12.1 or 12.2, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.

12.4.    Disposition of Assets on Termination .

Promptly after termination under Section 12.1, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. Any Participant that has a negative Joint Account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's contributions or Joint Account balance. Thereafter, any remaining cash and all other Assets, including property shall be distributed (in undivided interests unless otherwise agreed) to the Participants, first in the ratio and to the extent of their respective Joint Accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

12.5.    Right to Data after Termination .

After termination of this Agreement pursuant to Section 12.1, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies in respect to a later termination or withdrawal.

12.6.    Continuing Authority.

On termination of this Agreement under Section 12.1 or the deemed withdrawal of a Participant pursuant to Sections 5.2 and 6.4, the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

12.7.    Non-Compete Covenants.

A Participant that withdraws pursuant to Section 12.2, or is deemed to have withdrawn pursuant to Sections 6.2 or 6.7 shall not directly or indirectly acquire any interest in property within the Area of Interest for two (2) years after the effective date of withdrawal. If a withdrawing Participant, or an Affiliate of a withdrawing Participant, breaches this Section 12.7, such Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within forty-five (45) days after it is received by such non-withdrawing Participant.

12.8.    Mutual Withdrawal.

If a Participant elects to withdraw from this Agreement pursuant to Section 12.2, the other Participant may also elect to withdraw as a Participant by giving written notice thereof to the other Participant within thirty (30) days after receipt of the first Participant's notice of withdrawal, in which event the Participants shall be deemed to have agreed to terminate the Venture as of the first date of withdrawal pursuant to Section 12.1.

12.9.    Rights to Data After Termination .

After termination of this Agreement pursuant to Sections 12.1 or 12.2 project data shall be distributed as follows:

         i) All proprietary data provided by IDO covering data on the Properties and other Stillwater Complex lands and all copies thereof will be returned to IDO within 30 days of the termination date.

         ii) Copies, including but not limited to, of any and all raw data developed by FSD about or on the Properties, any geological data, computer generated data, notes, summaries, maps, surveys, assays, drill hole logs or other documentation generated by FSD during the life of the Venture will be provided to IDO.

                      Article 13. SURRENDER OF PROPERTIES

13.1.    Surrender of Properties.

The Management Committee may authorize the Manager to surrender part or all of the Properties. If the Management Committee authorizes any such surrender over the objection of a Participant, the Participant that desires to surrender shall assign to the objecting Participant, without cost to the objecting Participant, all of the surrendering Participant's interest in the Properties to be surrendered, and the surrendered Properties shall cease to be part of the Properties.

13.2.    Reacquisition.

If any Properties are surrendered under the provisions of this Article 13, then, unless this Agreement is earlier terminated, neither Participant nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of two years following the date of such surrender. If a Participant reacquires any Properties in violation of this
Section 13.2, the other Participant may elect by notice to the reacquiring Participant within forty-five (45) days after it has actual notice of such reacquisition, to have such Properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne pro rata by the Participants and shall be included for purposes of calculating the Participants' respective Participating Interests.

                        Article 14. TRANSFER OF INTEREST

14.1.    General.

A Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article 14.

14.2.    Limitations on Free Transferability .

The Transfer right of a Participant in Section 14.1 shall be subject to the following terms and conditions:

         14.2.1. No transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 14.2.3 and 14.2.4, the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

         14.2.2. No Transfer permitted by this Article 14 shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

         14.2.3. In the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

         14.2.4. Except as provided in Section 14.2.3, no Participant shall transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

         14.2.5. From the date of execution of this Agreement, if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement; and

         14.2.6. If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article 11Article 11 creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement; and

         14.2.7. No Participant, without the consent of the other Participant, shall make a Transfer which shall cause termination of the tax partnership established by the provisions of Section 4.2;

14.3.    Right of First Refusal.

Except as otherwise provided in Section 14.4, if either Participant receives an offer to Transfer or otherwise dispose of all or a part of its Participating Interest in the Venture and/or Assets to a third party, prior to accepting such offer the transferring Participant shall first offer the interest to the non-transferring Participant at the same terms and conditions as set forth in the third party offer. The non-transferring Participant may accept the offer by written notice to the transferring Participant given within sixty (60) days of receipt of the transferring Participant's offer. If the non-transferring Participant does not accept the offer, then the transferring Participant may sell or otherwise dispose of its interest under terms and conditions not less favorable to it than those set forth in the third party offer, provided that the sale or other disposition is effectuated within one hundred and eighty (180) days from the effective date of the third party offer.

14.4.    Exceptions to Right of First Refusal.

Section 14.3 shall not apply to the following:

         14.4.1. Transfer by a Participant of all or any part of its interest in this Agreement, any Participating Interest, or the Assets to an Affiliate;

         14.4.2. Incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

         14.4.3. The grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance which shall be subordinate as set forth above; or

         14.4.4. A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article 11.

                    Article 15. CONFIDENTIALITY AND RELEASES

15.1.    General.

The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement are valuable trade secrets and shall be the exclusive property of the Participants and shall be maintained on a confidential basis. Neither Participant shall make any disclosure to any third party or the public or give out any publicity, press release or written material relating to confidential information, the Venture or the terms of this Agreement without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

15.2.    Exceptions.

The consent required by Section 15.1 shall not apply to a disclosure:

         15.2.1. To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

         15.2.2. To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

         15.2.3. Which the disclosing Participant is required by pertinent law or regulation or the rules of any stock exchange to disclose, provided that in any case to which this Section 15.2 is applicable, the disclosing Participant shall give written notice to the other Participant prior to the making of any such disclosure. The disclosing Participant shall allow the other party twenty-four (24) hours to comment on the nature and extent of such required disclosure.

         15.2.4.  As necessary to administer or enforce this Agreement.

As to any disclosure pursuant to Section 15.2.1 or 15.2.2, only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this Article 15.

15.3.    Duration of Confidentiality.

The provisions of this Article 15 shall apply during the term of this Agreement and for two (2) years following a termination pursuant to Section 12.1 or following withdrawal pursuant to Section 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.

                          Article 16. AREA OF INTEREST

16.1.    Acquisitions in Area of Interest.

If at any time during the existence of this Agreement FSD stakes or otherwise acquires any right to or interest in any properties within the Area of Interest, FSD shall forthwith give notice to IDO of such acquisition, the total cost thereof and all details in the possession of FSD with respect to the details of the acquisition, the nature of the property and the known mineralization. IDO may, within thirty (30) days of receipt of FSD's notice, elect, by notice to FSD, to require that the properties and the right or interest acquired be held equally by the parties and be included in and thereafter form part of the Properties for all purposes of this Agreement.

In the event properties or interests in properties are acquired by FSD through a joint venture in the Area of Interest after the Effective Date of this Agreement, any such acquired properties or interest in acquired properties, shall be held equally by FSD and IDO unless otherwise agreed.

If the election aforesaid is made, IDO shall reimburse the FSD for that portion of the cost of acquisition which is equivalent to their respective Participating Interests. If IDO does not make the election aforesaid within that period of thirty (30) days, the right or interest acquired shall not form part of the Properties and FSD shall be solely entitled thereto.

                         Article 17. GENERAL PROVISIONS

17.1.    Notices.

All notices, payments and other required communications ("Notices") to the Participants shall be in writing, and shall be addressed respectively as follows:

17.1.1.  If to IDO:

     Idaho Consolidated Metals Corporation
     P.O. Box 2210
     Red Lodge, MT  59068
     Attn:  Wilf Struck
     Phone: (406) 446-0201
     Fax:  (406) 446-0201

17.1.2.  If to FSD:

     First Choice Industries, LTD
     Suite 101 - 5000 Bridge Street
     Delta,  British Columbia, Canada V4K 2K4
     Attn:  Bob Chancey
     Phone: (604) 946-8899

         Fax: (604) 952-4622

         All Notices shall be given:

         i)       by personal delivery to the Participant, or

         ii) by electronic communication or facsimile, with a confirmation sent by registered or certified mail return receipt requested,

         iii)     by registered or certified mail return receipt requested or

         iv)      by express mail.

     All Notices shall be effective and shall be deemed delivered

         i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery,

         ii) if by electronic communication or facsimile on the next business day following receipt of the electronic communication or facsimile, and

         iii) if solely by mail on the next business day after actual receipt.

A Participant may change its address by Notice to the other Participant.

17.2.    Waiver.

The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

17.3.    Modification.

No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

17.4.    Force Majeure.

Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, lack of satisfactory market, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes; drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof and this Agreement shall be extended by the total period of such delays or suspension. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Participants to advance funds pursuant to Section 9.2 shall be reduced to levels consistent with Operations.

17.5.    Economic Force Majeure.

Following the Earn-In Period and if at any time after the Management Committee reaches a determination, in its reasonable judgment, that the minerals encompassed within the Properties cannot be profitably mined under the terms and conditions of this Agreement as it is then in effect, the Management Committee may declare that a condition of Force Majeure exists as provided in Section 17.4, above; provided, that in no event shall a condition of Force Majeure declared pursuant to this Section 17.5 be in effect for more than five (5) consecutive years.

17.6.    Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Montana.

17.7.    Rule Against Perpetuities.

Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one (21) years after the effective date of this Agreement.

17.8.    Further Assurances.

Each of the Participants agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

17.9.    Survival of Terms and Conditions.

The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run: Sections 2.2, 4.3, 6.6, 6.8, 12.2, 12.3, 12.4, 12.5, 12.7, 13.2, 17.6, and 1.3.3 of the Accounting Procedure.

17.10.   Entire Agreement; Successors and Assigns.

This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

17.11.   Memorandum.

At the request of either Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Manager. This Agreement shall not be recorded.

17.12.   Funds.

All references to dollar amounts contained in this Agreement are references to United States dollars.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the day and year first above written.

Idaho Consolidated Metals Corp

By:
Title:

First Choice Industries, LTD

By :
Title:
Tax ID#:

Stillwater West PGM Venture Agreement  November 1, 2001             CONFIDENTIAL

                                    EXHIBIT A
                                 LIST OF CLAIMS

                                    EXHIBIT A

Attached to and made part of that certain Option Agreement dated the 1st day of November, 2001 between Idaho Consolidated Metals Corporation and First Choice Industries, LTD.

The following unpatented mining claims located in Park and Sweetgrass Counties, State of Montana.

           County_
Claim      number      County               Book/Page          MTMMC           Claim_Type            Claim_title     Date_recorded
SR 235     128384    Sweetgrass              45/632            205847            lode                unpatented        3/16/1999
SR 236     128385    Sweetgrass              45/633            205848            lode                unpatented        3/16/1999
SR 237     128386    Sweetgrass              45/634            205849            lode                unpatented        3/16/1999
SR 238     128387    Sweetgrass              45/635            205850            lode                unpatented        3/16/1999
SR 239     128388    Sweetgrass              45/636            205851            lode                unpatented        3/16/1999
SR 240     128389    Sweetgrass              45/637            205852            lode                unpatented        3/16/1999
SR 241     128390    Sweetgrass              45/638            205853            lode                unpatented        3/16/1999
SR 242     128391    Sweetgrass              45/639            205854            lode                unpatented        3/16/1999
SR 243     128392    Sweetgrass              45/640            205855            lode                unpatented        3/16/1999
SR 244     128393    Sweetgrass              45/641            205856            lode                unpatented        3/16/1999
SR 245     128394    Sweetgrass              45/642            205857            lode                unpatented        3/16/1999
SR 246     128395    Sweetgrass              45/643            205858            lode                unpatented        3/16/1999
SR 247     128396    Sweetgrass              45/644            205859            lode                unpatented        3/16/1999
SR 248     128397    Sweetgrass              45/645            205860            lode                unpatented        3/16/1999
SR 249     128398    Sweetgrass              45/646            205861            lode                unpatented        3/16/1999
SR 250     128399    Sweetgrass              45/647            205862            lode                unpatented        3/16/1999
SR 251     128400    Sweetgrass              45/648            205863            lode                unpatented        3/16/1999
SR 252     128401    Sweetgrass              45/649            205864            lode                unpatented        3/16/1999
SR 253     128402    Sweetgrass              45/650            205865            lode                unpatented        3/16/1999
SR 254     128403    Sweetgrass              45/651            205866            lode                unpatented        3/16/1999
SR 255     128404    Sweetgrass              45/652            205867            lode                unpatented        3/16/1999
SR 271     128419    Sweetgrass              45/667            205870            lode                unpatented        3/16/1999
SR 272     128420    Sweetgrass              45/668            205871            lode                unpatented        3/16/1999
SR 336     128866    Sweetgrass              45/713            206186            lode                unpatented        6/17/1999
SR 337     128867    Sweetgrass              45/714            206187            lode                unpatented        6/17/1999
SR 338     128868    Sweetgrass              45/715            206188            lode                unpatented        6/17/1999
SR 339     128869    Sweetgrass              45/716            206189            lode                unpatented        6/17/1999
SR 340     128870    Sweetgrass              45/717            206190            lode                unpatented        6/17/1999
SR 341     128871    Sweetgrass              45/718            206191            lode                unpatented        6/17/1999
SR 342     128872    Sweetgrass              45/719            206192            lode                unpatented        6/17/1999
SR 343     128873    Sweetgrass              45/720            206193            lode                unpatented        6/17/1999
SR 344     128874    Sweetgrass              45/721            206194            lode                unpatented        6/17/1999
SR 345     128875    Sweetgrass              45/722            206195            lode                unpatented        6/17/1999
SR 399     128928    Sweetgrass              45/775            206248            lode                unpatented        6/17/1999
SR 400     128929    Sweetgrass              45/776            206249            lode                unpatented        6/17/1999
SR 401     128930    Sweetgrass              45/777            206250            lode                unpatented        6/17/1999
SR 402     128931    Sweetgrass              45/778            206251            lode                unpatented        6/17/1999
SR 403     128932    Sweetgrass              45/779            206252            lode                unpatented        6/17/1999
SR 404     128933    Sweetgrass              45/780            206253            lode                unpatented        6/17/1999
SR 405     128934    Sweetgrass              45/781            206254            lode                unpatented        6/17/1999
SR 406     128935    Sweetgrass              45/782            206255            lode                unpatented        6/17/1999
SR 407     128936    Sweetgrass              45/783            206256            lode                unpatented        6/17/1999
WC 1027    130499    Sweetgrass              46/276            207266            lode                unpatented        2/25/2000
WC 1028    130498    Sweetgrass              46/275            207267            lode                unpatented        2/25/2000
WC 1029    130497    Sweetgrass              46/274            207268            lode                unpatented        2/25/2000
WC 1030    130496    Sweetgrass              46/273            207269            lode                unpatented        2/25/2000
WC 1126    130495    Sweetgrass              46/272            207270            lode                unpatented        2/25/2000
WC 1127    130494    Sweetgrass              46/271            207271            lode                unpatented        2/25/2000
WC 1128    130493    Sweetgrass              46/270            207272            lode                unpatented        2/25/2000
WC 1129    130492    Sweetgrass              46/269            207273            lode                unpatented        2/25/2000
WC 1130    130491    Sweetgrass              46/268            207274            lode                unpatented        2/25/2000
WC 1225    130490    Sweetgrass              46/267            207275            lode                unpatented        2/25/2000
WC 1226    130489    Sweetgrass              46/266            207276            lode                unpatented        2/25/2000
WC 1227    130488    Sweetgrass              46/265            207277            lode                unpatented        2/25/2000
WC 1228    130487    Sweetgrass              46/264            207278            lode                unpatented        2/25/2000
WC 1229    130486    Sweetgrass              46/263            207279            lode                unpatented        2/25/2000
WC 1230    130485    Sweetgrass              46/262            207280            lode                unpatented        2/25/2000
WC 1325    130484    Sweetgrass              46/261            207281            lode                unpatented        2/25/2000
WC 1326    130483    Sweetgrass              46/260            207282            lode                unpatented        2/25/2000
WC 1327    130482    Sweetgrass              46/259            207283            lode                unpatented        2/25/2000
WC 1328    130481    Sweetgrass              46/258            207284            lode                unpatented        2/25/2000
WC 1329    130480    Sweetgrass              46/257            207285            lode                unpatented        2/25/2000
WC 1330    130479    Sweetgrass              46/256            207286            lode                unpatented        2/25/2000
WC 1424    130478    Sweetgrass              46/255            207287            lode                unpatented        2/25/2000
WC 1425    130477    Sweetgrass              46/254            207288            lode                unpatented        2/25/2000
WC 1426    130476    Sweetgrass              46/253            207289            lode                unpatented        2/25/2000
WC 1427    130475    Sweetgrass              46/252            207290            lode                unpatented        2/25/2000
WC 1428    130474    Sweetgrass              46/251            207291            lode                unpatented        2/25/2000
WC 1429    130473    Sweetgrass              46/250            207292            lode                unpatented        2/25/2000
WC 1430    130472    Sweetgrass              46/249            207293            lode                unpatented        2/25/2000
WC 1524    130471    Sweetgrass              46/248            207294            lode                unpatented        2/25/2000
WC 1525    130470    Sweetgrass              46/247            207295            lode                unpatented        2/25/2000
WC 1526    130469    Sweetgrass              46/246            207296            lode                unpatented        2/25/2000
WC 1527    130468    Sweetgrass              46/245            207297            lode                unpatented        2/25/2000
WC 1528    130467    Sweetgrass              46/244            207298            lode                unpatented        2/25/2000
WC 1529    130466    Sweetgrass              46/243            207299            lode                unpatented        2/25/2000
WC 1530    130465    Sweetgrass              46/242            207300            lode                unpatented        2/25/2000
WC 1623    130464    Sweetgrass              46/241            207301            lode                unpatented        2/25/2000
WC 1624    130463    Sweetgrass              46/240            207302            lode                unpatented        2/25/2000
WC 1625    130462    Sweetgrass              46/239            207303            lode                unpatented        2/25/2000
WC 1626    130461    Sweetgrass              46/238            207304            lode                unpatented        2/25/2000
WC 1627    130460    Sweetgrass              46/237            207305            lode                unpatented        2/25/2000
WC 1628    130459    Sweetgrass              46/236            207306            lode                unpatented        2/25/2000
WC 1629    130458    Sweetgrass              46/235            207307            lode                unpatented        2/25/2000
WC 1630    130457    Sweetgrass              46/234            207308            lode                unpatented        2/25/2000
WC 1723    130456    Sweetgrass              46/233            207309            lode                unpatented        2/25/2000
WC 1724    130455    Sweetgrass              46/232            207310            lode                unpatented        2/25/2000
WC 1725    130454    Sweetgrass              46/231            207311            lode                unpatented        2/25/2000
WC 1726    130453    Sweetgrass              46/230            207312            lode                unpatented        2/25/2000
WC 1727    130452    Sweetgrass              46/229            207313            lode                unpatented        2/25/2000
WC 1728    130451    Sweetgrass              46/228            207314            lode                unpatented        2/25/2000
WC 1729    130450    Sweetgrass              46/227            207315            lode                unpatented        2/25/2000
MB 3936    291955    Park                    R161/875          To Be assigned    lode                unpatented        10/23/2001
MB 3937    291956    Park                    R161/876          To Be assigned    lode                unpatented        10/23/2001
MB 3938    291957    Park                    R161/877          To Be assigned    lode                unpatented        10/23/2001
MB 3939    291958    Park                    R161/878          To Be assigned    lode                unpatented        10/23/2001
MB 3940    291959    Park                    R161/879          To Be assigned    lode                unpatented        10/23/2001
MB 3941    291960    Park                    R161/880          To Be assigned    lode                unpatented        10/23/2001
MB 3942    291961    Park                    R161/881          To Be assigned    lode                unpatented        10/23/2001
MB 3943    291962    Park                    R161/882          To Be assigned    lode                unpatented        10/23/2001
MB 3944    291963    Park                    R161/883          To Be assigned    lode                unpatented        10/23/2001
MB 3945    291964    Park                    R161/884          To Be assigned    lode                unpatented        10/23/2001
MB 3946    291965    Park                    R161/885          To Be assigned    lode                unpatented        10/23/2001
MB 4036    291966    Park                    R161/886          To Be assigned    lode                unpatented        10/23/2001
MB 4037    291967    Park                    R161/887          To Be assigned    lode                unpatented        10/23/2001
MB 4038    291968    Park                    R161/888          To Be assigned    lode                unpatented        10/23/2001
MB 4039    291969    Park                    R161/889          To Be assigned    lode                unpatented        10/23/2001
MB 4040    291970    Park                    R161/890          To Be assigned    lode                unpatented        10/23/2001
MB 4041    291971    Park                    R161/891          To Be assigned    lode                unpatented        10/23/2001
MB 4042    291972    Park                    R161/892          To Be assigned    lode                unpatented        10/23/2001
MB 4043    291973    Park                    R161/893          To Be assigned    lode                unpatented        10/23/2001
MB 4044    291974    Park                    R161/894          To Be assigned    lode                unpatented        10/23/2001
MB 4045    291975    Park                    R161/895          To Be assigned    lode                unpatented        10/23/2001
MB 4046    291976    Park                    R161/896          To Be assigned    lode                unpatented        10/23/2001
MB 4135    291977    Park                    R161/897          To Be assigned    lode                unpatented        10/23/2001
MB 4136    291978    Park                    R161/898          To Be assigned    lode                unpatented        10/23/2001
MB 4137    291979    Park                    R161/899          To Be assigned    lode                unpatented        10/23/2001
MB 4138    291980    Park                    R161/900          To Be assigned    lode                unpatented        10/23/2001
MB 4139    291981    Park                    R161/901          To Be assigned    lode                unpatented        10/23/2001
MB 4140    291982    Park                    R161/902          To Be assigned    lode                unpatented        10/23/2001
MB 4141    291983    Park                    R161/903          To Be assigned    lode                unpatented        10/23/2001
MB 4142    291984    Park                    R161/904          To Be assigned    lode                unpatented        10/23/2001
MB 4143    291985    Park                    R161/905          To Be assigned    lode                unpatented        10/23/2001
MB 4144    291986    Park                    R161/906          To Be assigned    lode                unpatented        10/23/2001
MB 4145    291987    Park                    R161/907          To Be assigned    lode                unpatented        10/23/2001
MB 4146    291988    Park                    R161/908          To Be assigned    lode                unpatented        10/23/2001
MB 4235    291989    Park                    R161/909          To Be assigned    lode                unpatented        10/23/2001
MB 4236    291990    Park                    R161/910          To Be assigned    lode                unpatented        10/23/2001
MB 4237    291991    Park                    R161/911          To Be assigned    lode                unpatented        10/23/2001
MB 4238    291992    Park                    R161/912          To Be assigned    lode                unpatented        10/23/2001
MB 4239    291993    Park                    R161/913          To Be assigned    lode                unpatented        10/23/2001
MB 4240    291994    Park                    R161/914          To Be assigned    lode                unpatented        10/23/2001
MB 4241    291995    Park                    R161/915          To Be assigned    lode                unpatented        10/23/2001
MB 4242    291996    Park                    R161/916          To Be assigned    lode                unpatented        10/23/2001
MB 4243    291997    Park                    R161/917          To Be assigned    lode                unpatented        10/23/2001
MB 4244    291998    Park                    R161/918          To Be assigned    lode                unpatented        10/23/2001
MB 4245    291999    Park                    R161/919          To Be assigned    lode                unpatented        10/23/2001
MB 4246    292000    Park                    R161/920          To Be assigned    lode                unpatented        10/23/2001
MB 4335    292001    Park                    R161/921          To Be assigned    lode                unpatented        10/23/2001
MB 4336    292002    Park                    R161/922          To Be assigned    lode                unpatented        10/23/2001
MB 4337    292003    Park                    R161/923          To Be assigned    lode                unpatented        10/23/2001
MB 4338    292004    Park                    R161/924          To Be assigned    lode                unpatented        10/23/2001
MB 4339    292005    Park                    R161/925          To Be assigned    lode                unpatented        10/23/2001
MB 4340    292006    Park                    R161/926          To Be assigned    lode                unpatented        10/23/2001
MB 4341    292007    Park                    R161/927          To Be assigned    lode                unpatented        10/23/2001
MB 4342    292008    Park                    R161/928          To Be assigned    lode                unpatented        10/23/2001
MB 4343    292009    Park                    R161/929          To Be assigned    lode                unpatented        10/23/2001
MB 4344    292010    Park                    R161/930          To Be assigned    lode                unpatented        10/23/2001
MB 4345    292011    Park                    R161/931          To Be assigned    lode                unpatented        10/23/2001
MB 4346    292012    Park                    R161/932          To Be assigned    lode                unpatented        10/23/2001
MB 4347    292013    Park                    R161/933          To Be assigned    lode                unpatented        10/23/2001
MB 4434    292014    Park                    R161/934          To Be assigned    lode                unpatented        10/23/2001
MB 4435    292015    Park                    R161/935          To Be assigned    lode                unpatented        10/23/2001
MB 4436    292016    Park                    R161/936          To Be assigned    lode                unpatented        10/23/2001
MB 4437    292017    Park                    R161/937          To Be assigned    lode                unpatented        10/23/2001
MB 4438    292018    Park                    R161/938          To Be assigned    lode                unpatented        10/23/2001
MB 4439    292019    Park                    R161/939          To Be assigned    lode                unpatented        10/23/2001
MB 4440    292020    Park                    R161/940          To Be assigned    lode                unpatented        10/23/2001
MB 4441    292021    Park                    R161/941          To Be assigned    lode                unpatented        10/23/2001
MB 4442    292022    Park                    R161/942          To Be assigned    lode                unpatented        10/23/2001
MB 4443    292023    Park                    R161/943          To Be assigned    lode                unpatented        10/23/2001
MB 4444    292024    Park                    R161/944          To Be assigned    lode                unpatented        10/23/2001
MB 4445    292025    Park                    R161/945          To Be assigned    lode                unpatented        10/23/2001
MB 4446    292026    Park                    R161/946          To Be assigned    lode                unpatented        10/23/2001
MB 4447    292027    Park                    R161/947          To Be assigned    lode                unpatented        10/23/2001
MB 4534    292028    Park                    R161/948          To Be assigned    lode                unpatented        10/23/2001
MB 4535    292029    Park                    R161/949          To Be assigned    lode                unpatented        10/23/2001
MB 4536    292030    Park                    R161/950          To Be assigned    lode                unpatented        10/23/2001
MB 4537    292031    Park                    R161/951          To Be assigned    lode                unpatented        10/23/2001
MB 4538    292032    Park                    R161/952          To Be assigned    lode                unpatented        10/23/2001
MB 4539    292033    Park                    R161/953          To Be assigned    lode                unpatented        10/23/2001
MB 4540    292034    Park                    R161/954          To Be assigned    lode                unpatented        10/23/2001
MB 4541    292035    Park                    R161/955          To Be assigned    lode                unpatented        10/23/2001
MB 4542    292036    Park                    R161/956          To Be assigned    lode                unpatented        10/23/2001
MB 4634    133557    Sweetgrass and Park     46LL/947          To Be assigned    lode                unpatented        10/23/2001
MB 4635    133558    Sweetgrass and Park     46LL/948          To Be assigned    lode                unpatented        10/23/2001
MB 4636    133559    Sweetgrass and Park     46LL/949          To Be assigned    lode                unpatented        10/23/2001
MB 4637    133560    Sweetgrass and Park     46LL/950          To Be assigned    lode                unpatented        10/23/2001
MB 4638    133561    Sweetgrass and Park     46LL/951          To Be assigned    lode                unpatented        10/23/2001
MB 4644    133562    Sweetgrass              46LL/952          To Be assigned    lode                unpatented        10/23/2001
MB 4645    133563    Sweetgrass              46LL/953          To Be assigned    lode                unpatented        10/23/2001
MB 4738    133564    Sweetgrass              46LL/954          To Be assigned    lode                unpatented        10/23/2001
MB 4739    133565    Sweetgrass              46LL/955          To Be assigned    lode                unpatented        10/23/2001
MB 4740    133566    Sweetgrass              46LL/956          To Be assigned    lode                unpatented        10/23/2001
MB 4741    133567    Sweetgrass              46LL/957          To Be assigned    lode                unpatented        10/23/2001
MB 4742    133568    Sweetgrass              46LL/958          To Be assigned    lode                unpatented        10/23/2001
MB 4743    133569    Sweetgrass              46LL/959          To Be assigned    lode                unpatented        10/23/2001
MB 5046    133570    Sweetgrass              46LL/960          To Be assigned    lode                unpatented        10/23/2001
MB 5047    133571    Sweetgrass              46LL/961          To Be assigned    lode                unpatented        10/23/2001
MB 5048    133572    Sweetgrass              46LL/962          To Be assigned    lode                unpatented        10/23/2001
MB 5146    133573    Sweetgrass              46LL/963          To Be assigned    lode                unpatented        10/23/2001
MB 5147    133574    Sweetgrass              46LL/964          To Be assigned    lode                unpatented        10/23/2001
MB 5148    133575    Sweetgrass              46LL/965          To Be assigned    lode                unpatented        10/23/2001
MB 5246    133576    Sweetgrass              46LL/966          To Be assigned    lode                unpatented        10/23/2001
MB 5247    133577    Sweetgrass              46LL/967          To Be assigned    lode                unpatented        10/23/2001
MB 5248    133578    Sweetgrass              46LL/968          To Be assigned    lode                unpatented        10/23/2001
MB 5346    133579    Sweetgrass              46LL/969          To Be assigned    lode                unpatented        10/23/2001
MB 5347    133580    Sweetgrass              46LL/970          To Be assigned    lode                unpatented        10/23/2001
MB 5348    133581    Sweetgrass              46LL/971          To Be assigned    lode                unpatented        10/23/2001
MB 5446    133582    Sweetgrass              46LL/972          To Be assigned    lode                unpatented        10/23/2001
MB 5447    133583    Sweetgrass              46LL/973          To Be assigned    lode                unpatented        10/23/2001
MB 5448    133584    Sweetgrass              46LL/974          To Be assigned    lode                unpatented        10/23/2001
MB 5544    133585    Sweetgrass              46LL/975          To Be assigned    lode                unpatented        10/23/2001
MB 5545    133586    Sweetgrass              46LL/976          To Be assigned    lode                unpatented        10/23/2001
MB 5546    133587    Sweetgrass              46LL/977          To Be assigned    lode                unpatented        10/23/2001
MB 5547    133588    Sweetgrass              46LL/978          To Be assigned    lode                unpatented        10/23/2001
MB 5548    133589    Sweetgrass              46LL/979          To Be assigned    lode                unpatented        10/23/2001
MB 5643    133590    Sweetgrass              46LL/980          To Be assigned    lode                unpatented        10/23/2001
MB 5644    133591    Sweetgrass              46LL/981          To Be assigned    lode                unpatented        10/23/2001
MB 5645    133592    Sweetgrass              46LL/982          To Be assigned    lode                unpatented        10/23/2001
MB 5646    133593    Sweetgrass              46LL/983          To Be assigned    lode                unpatented        10/23/2001
MB 5647    133594    Sweetgrass              46LL/984          To Be assigned    lode                unpatented        10/23/2001
MB 5648    133595    Sweetgrass              46LL/985          To Be assigned    lode                unpatented        10/23/2001
MB 5742    133596    Sweetgrass              46LL/986          To Be assigned    lode                unpatented        10/23/2001
MB 5743    133597    Sweetgrass              46LL/987          To Be assigned    lode                unpatented        10/23/2001
Total         215

Stillwater West PGM Venture Agreement  November 1, 2001             CONFIDENTIAL

                                    EXHIBIT B

                              ACCOUNTING PROCEDURES

                                   EXHIBIT B


Attached to and made part of that certain Option Agreement dated the 1st day of
 November, 2001 between Idaho Consolidated Metals Corporation and First Choice
                                Industries, LTD.

                              ACCOUNTING PROCEDURES

         The purpose of these Accounting Procedures is to establish equitable methods for determining charges and credits applicable to Operations under the captioned Agreement (the "Agreement"). It is the intent of the Manager and any Participant that is not acting as the Manager ("the non-Manager") that neither of them shall gain nor lose by reason of their duties and responsibilities as the Manager or the non-Manager but that the Manager should be reimbursed for the value of services provided hereunder. If any method proves unfair or inequitable to the Manager or the non-Manager, the Participants shall meet and in good faith endeavor to agree upon changes deemed necessary to correct the unfairness or inequity. In the event of a conflict between the provisions of these Accounting Procedures and those of the Agreement, the provisions of the Agreement shall control.

Article 1.
                               GENERAL PROVISIONS

1.1.     Definitions.

The definitions set forth in the Agreement shall apply to these Accounting Procedures and shall have the same meanings as used herein. Additional terms used in these Accounting Procedures are set forth below shall have the following meanings:

         1.1.1. "Material" shall mean personal property, including but not limited to supplies and non-depreciable equipment, acquired and held for use in Operations.

         1.1.2. "Outsider" shall mean participants other than "Participant" to the Agreement and their affiliates.

         1.1.3. "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of employees of the Manager or its Affiliates.

         1.1.4. "Technical Employees" shall mean those employees having special and specific engineering, geological, legal, or other professional skills, and whose primary function in Operations is the handling of specific matters for the benefit of Operations.

1.2.      Accounting Records.

         1.2.1. The Manager shall maintain accounting records for the Joint Account in accordance with generally accepted accounting principles consistently applied and used in the mining industry.

         1.2.2. The Manager shall take advantage of and credit the Venture with all cash and trade discounts, freight allowances and equalizations, annual volume or other allowances, credits, salvages, commissions, insurance discount dividends and retroactive premium adjustments, and any other benefits which accrue to the Manager wholly or in part because of Operations.

1.3.      Statements, Billings and Adjustments.

         1.3.1. The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

         1.3.2. On the basis of the adopted Program and Budget, the Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month. Within ten (10) days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount. Time is of the essence of payment of such billings. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to forty-five (45) days.

         1.3.3. A Participant that fails to meet cash calls in the amount and at the times specified in Section 1.3.2 shall be in default, and the amount of the defaulted cash call shall bear interest from the date due at an annual rate equal to two (2) percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The non-defaulting Participant shall have those rights, remedies and elections specified in Section 6.4 of the Agreement.

         1.3.4. Payment of bills shall not prejudice the right of the non-Manager to protest or question the correctness thereof; however, all bills and statements rendered during any calendar year shall be presumed conclusively to be true and correct after twelve (12) months following the end of any such calendar year unless, within the said twelve-month period, the non-Manager takes written exception thereto and makes claim on the Manager for adjustment. No adjustment favorable to the Manager shall be made unless it is made within the same prescribed period or in connection with an adjustment in favor of the non-Manager. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Assets.

1.4.     Advances and Payments.

         1.4.1. As provided for in this Exhibit "B", the non-Manager shall advance its share of the estimated cash outlay for the succeeding month's operation. If the non-Manager's advances exceed its share of actual expenditures, subsequent cash calls will be adjusted downward or the Manager will refund to the non-Manager excess funds that are not necessary for subsequent Operations.

         1.4.2. The Manager shall base its estimates of cash advance requirements on the latest information available and shall take into account cash on hand which may be applied to satisfy such requirements in order to reduce the amounts to be advanced. It is the intent of the Participants to provide adequate funds for the Operations and to maintain bank balances at minimum levels.

         1.4.3. If the Manager does not request the non-Manager to advance its share of estimated cash requirements, the non-Manager shall pay its share of expenditures within thirty (30) days following receipt of the Manager's billing.

         1.4.4. Except as provided in Section 6.4 of the Agreement, all payments shall be made on or before the due date by wire transfer in immediately available funds to bank accounts designated by the Manager. If not so paid, the unpaid balance shall bear interest after the due date at the rate of Prime Rate plus two percent (2%) for each thirty (30) day period or portion thereof until such amount is paid, plus attorneys' fees, court costs, and other costs related to the collection of the unpaid amounts.

         1.4.5. Funds received by the Manager from the non-Manager Participant shall be segregated or maintained by the Manager as a separate fund, and may not be commingled with the Manager's own funds, except with the consent of the non-Manager Participant.


1.5.     Audits.

Upon notice in writing to the Manager, the non-Manager shall have the right to audit the accounts and records relating to the accounting made under this Agreement for any calendar year within the twelve (12) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts pursuant to Section 1.3.4. The non-Manager may arrange for audits by its own staff or outside professional and qualified independent auditors. Audits shall be conducted in a manner so as to cause the minimum inconvenience to the Manager. The Manager shall bear no portion of non-Manager's audit costs unless agreed to by the Manager in advance of such audit. Notwithstanding the above, in the event the non-Manager does not audit the accounts and records relating to the accounting made under this Agreement the Manager shall have conducted annually an audit of the accounts and records relating to the accounting made under this Agreement. Such audit shall be for the account of the Venture. If the non-Manager does have an audit performed as provided herein, the Manager shall not be required to perform an additional audit.

Article 2.
                                CHARGEABLE COSTS

           Subject to the provisions of the Agreement, the Manager shall charge the Joint Account with all costs incurred by it as necessary and proper for the conduct of Operations or maintenance of the Assets. Such costs shall be reasonable and comparable with similar projects in the area. Except as otherwise provided in the Agreement, the Manager shall charge the Joint Account with: (1) exploration expenditures made for the exploration activities within the Property, (2) expenditures made for engineering, environmental, planning, Development and construction related to the Property and for the equipment and facilities necessary for Operations, including all working capital and sustaining capital for ongoing Operations and for the expansion and updating of Operations, and (3) costs and expenses of mining, processing, reclamation, restoration, worker's compensation and other claims upon closing of the mines, and any other costs following the mine closing. Such costs include, but are not limited to the following:

2.1.     Property Payments.

Property payments, rentals, royalties and other payments out of production (unless such royalties or other payments shall burden the ownership interests of only one Participant) and fees, paid by the Manager for Operations including permits, fees, and other charges which are assessed by various governmental agencies. Such costs also include acquisition of easements, rights of way, and surface rights.

2.2.     Labor.

         2.2.1. Salaries and wages of the Manager's employees directly engaged in and the conduct of and for the benefit of Operations, whether temporarily or permanently assigned. The proportion of salaries and wages charged will be prorated proportionate to the time spent by employees for the benefit of Operations. Salaries and wages shall include everything constituting gross pay to employees as reflected on the Manager's payroll, including travel time and overtime.

         2.2.2. The Manager's cost of holidays, rest days, vacations, disability benefits, sickness, and other customary allowances and reasonable expenses which are paid or reimbursed under the Manager's usual practice. Such amounts may be charged either on a "percentage assessment" of salaries and wages, or on a cash basis.

         2.2.3. Costs of expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to the Manager's cost of salaries and wages.

         2.2.4. Personal Expenses of employees whose salaries and wages are chargeable to the Joint Account under Section 2.2.1, but only to the extent that such Personal Expenses are incurred in connection with their efforts while directly engaged in the conduct of and for the benefit of Operations.

         2.2.5. The Manager's actual costs of established plans for employees' group life insurance, hospitalization, medical, dental, pension, retirement, stock purchase, profit sharing, thrift, bonus, and other benefit plans of a similar nature applicable to the Manager's labor cost chargeable to the Joint Account.

         2.2.6. If a percentage assignment is used for Section 2.2.2 and 2.2.5, the rate shall be based on actual cost experience for the previous year. Such rate shall be determined during the first quarter of each year and shall be applied in current year operations.

         2.2.7. Relocation costs of employees permanently or temporarily assigned and directly engaged in the conduct of Operations. Such costs shall include transportation of employees' families and their personal and household effects and all other relocation costs in accordance with the Manager's usual practice.

2.3. Material.

Material purchased or furnished by the Manager for use in Operations as provided under Article 3. So far as is reasonably practical, and consistent with efficient and economical operations, only such Material shall be purchased or transferred for use in Operations as may be required for immediate use.

2.4.     Transportation.

         2.4.1. Transportation of material and other related costs such as expediting, crating, freight, and unloading at destination.

         2.4.2. Transportation of employees as required in the conduct of Operations.

         2.5.     Services.

         2.5.1. The cost of consultants, contract labor, services, equipment, and utilities procured from Outsiders.

         2.5.2. Technical or research services, such as, but not limited to, laboratory analysis, drafting, geophysical and geological interpretation, engineering, reserve studies and related computer services, and data processing, which may be delegated to and performed by the specialized staffs of one of the Participants or their Affiliate. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders. Charges to the Joint Account for services directly benefitting Operations shall be in addition to any charges allowed under Sections 2.11 and 2.12.

         2.5.3. In the event the Manager from time to time utilizes skilled personnel of the Participants or their Affiliates for performance of services either within the Property or elsewhere for the benefit of Operations, whose time in full or in part is not otherwise charged hereunder, a proper proportion of the direct and indirect salary, employee benefits, and travel expenses of such personnel shall be charged to the Joint Account, provided such work is pursuant to written authorization by the Manager. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

         2.5.4. Use of the Manager's and the non-Manager's separately owned equipment and facilities for benefit of Operations. Such use shall be charged to the Joint Account at rates commensurate with the Manager's actual and full costs of ownership and operation and such rates shall include cost of maintenance, repairs, other operating expense, insurance, taxes (other than income taxes), depreciation, and other overhead. These charges shall not exceed the prevailing commercial rates in the area.

         2.5.5. Data processing and computer services acquired for the benefit of Operations may be contracted through Outsiders, or by arrangement for computer services from one of the Participants, or their Affiliates, even though such facilities are not physically located within the Property. Charges to the Joint Account under this provision for services directly benefiting Operations shall be in addition to any charges allowed under Section 2.11 and 2.12. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified Outsiders.

         2.5.6. Any technical services, skilled personnel, equipment, facilities or data processing services provided to Operations by the non-Manager, at the request of the Manager, shall be charged on the same basis as provided in Sections 2.5.2, 2.5.3, 2.5.4, and 2.5.5 above. The non-Manager shall bill the Manager in accordance with Section 1.4.3 of the Accounting Procedures. The Manager may audit the records of the non-Manager with regard to such services in accordance with the procedure set forth in Section 1.5.

2.6.     Repair and Replacement of Property.

All costs or expenses (net of the recoveries from insurance for which the premiums have been charged to the Joint Account, if any) necessary for the repair or replacement of property resulting from damages or losses incurred by fire, flood, storm, theft, accident, or any other cause, excepting the Manager's gross negligence or willful misconduct. The Manager shall furnish to the non-Manager written notice of damages or losses in excess of Fifteen Thousand Dollars ($15,000) as soon as practicable. Such costs and expenses include the costs to combat and control the actions of the hazard.

2.7.     Insurance.

         2.7.1. Premiums paid for Workers' Compensation or Employer's Liability Insurance required to be carried for Operations. Premiums paid for an insurance program covering such property, business interruption, casualty, and fidelity risks as are deemed prudent by the Manager based on sound business judgment, which judgment shall be subject to review and revision by the Management Committee. Premiums paid for other insurance as requested by the Management Committee. Each Participant may procure and maintain, at its own cost and expense, such other insurance as it may determine to be necessary to protect its interests, and any such insurance so procured and maintained shall inure solely to the benefit of the Participant procuring the same.

         2.7.2. Actual expenditures incurred in the investigation, defense, and settlement of all losses, claims, damages, judgments, and other expenses for the benefit of Operations, excepting those resulting from the Manager's gross negligence or willful misconduct.

2.8.     Litigation and Claims.

All costs or expenses of handling, investigation and settling litigation or claims arising by reason of Operations or necessary to protect or recover property, including, but not limited to, attorneys' fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims. In the event actions or claims affecting Operations shall be handled by the legal staff of one of the Participants, a charge commensurate with the cost of providing such service is chargeable to the Joint Account.

2.9.     Taxes.

All taxes (except taxes based on or determined with reference to income), fees, and governmental assessments of every kind and nature. If the Manager is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuations of each Participant's Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Participants hereto in accordance with the percentage of tax value generated by each Participant's Interest.

2.10.    Fines.

All fines resulting from non-compliance with applicable laws, rules, and regulations, except to the extent that such fines were due to the gross negligence or willful misconduct of the Manager.

2.11.    Direct Administrative Costs.

The net cost of maintaining and operating any offices (excepting the corporate headquarters office), suboffices, camps, warehouses, housing, and other facilities directly serving Operations shall be charged to the Joint Account. If such facilities serve operations in addition to Operations, the net costs shall be allocated to all operations served on an equitable basis mutually agreed to by the Participants.

2.12.    Manager's Management Fee.

A charge to reimburse the Manager for overhead and other general and administrative services of the Manager's corporate headquarters office equal to the following percentages applied to costs and expenses determined on a monthly basis under the provisions of Paragraphs 2 through 7, 11 and 13 through 15 of this Article 2:

         2.12.1. Ten percent (10%) of all cash expenditures incurred prior to Development.

         2.12.2. Ten percent (10%) of all cash expenditures incurred following commencement of Development.

                    Notwithstanding the above, such Manager's fees shall not be charged on the overhead of any contractors or agents. The overhead rates set out above shall be reviewed annually at the request of either party. If a detailed analysis of the Manager's actual cost experiences establishes that higher or lower overhead expenses were incurred or are likely to be incurred, and if higher, are reasonable in the circumstances, then the rates shall be amended by the Management Committee. Such amendment shall be on the basis that the Manager neither profits nor loses as a result thereof.

2.13.    Storage of Production Inventories.

Each Participant will bear the cost incurred for handling and storage of merchantable ore or concentrates as follows:

         2.13.1. Personal property taxes on ore or concentrates in storage for a Participant within the Property shall be charged to such Participant.

         2.13.2. The cost of loading out such ore in storage for a Participant from the Property shall be charged to such Participant.

         2.13.3. Cost associated with providing storage of ore or concentrates within the Property will be charged on a pro rata basis determined by the Participants.

         2.13.4. Other costs arising out of storage or handling of ore or concentrates shall be charged to the Participant owning such Materials.

         2.13.5. Project Assets. The cost of all capital expenses of the Assets which are normally depreciable, depletable, or amortizable, including but not limited to land acquisition, exploration, development, pre-mine development and stripping, machinery, equipment, plant, buildings, rail facilities and equipment, improvements, camp and port facilities, townsites and other infrastructure, whether incurred or acquired prior to or after Commencement of Commercial Production.

2.14.    Other Necessary Expenses.

Any other chargeable expenditures not covered or dealt with in the foregoing provisions which are necessary and proper for the conduct of Operations.

                                   Article 3.
                  PRICING OF JOINT ACCOUNT MATERIAL PURCHASES,
                           TRANSFERS, AND DISPOSITION

           The Manager is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Property. The Manager shall provide all Material for use within the Property, however, at the Manager's option, such Material may be supplied by the non-Manager.

3.1.     Purchases.

Material purchased shall be charged at the price paid by the Manager after deduction of all discount received. In case of Material found to be defective or returned to vendor for any other reason, credit shall be passed to the Joint Account when adjustment has been received by the Manager.

3.2.     Transfer and Dispositions.

Material furnished to the Property and Material transferred from the Property or disposed of by the Manager, unless otherwise agreed to by the Participants, shall be priced at its current fair market value.

         3.2.1. Premium Prices. Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes, or other unusual causes over which the Manager has no control, the Manager may charge the Joint Account for the required Material at the Manager's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Property.

3.3.     Warranty of Material.

The Manager shall not be held responsible for defects in Material furnished for Operations. In the event Material is defective, credit shall not be passed to the Joint Account until the adjustment has been received by the Manager from the manufacturer or its agents.

                                   Article 4.
                          DISPOSAL OF SURPLUS MATERIAL

4.1.     Distribution Generally.

The disposition of major items of surplus Material shall be decided upon by the Manager. The Manager may purchase, but shall be under no obligation to purchase, the interests of the non-Manager in surplus Material.

4.2.     Purchase by Participants.

Surplus Material purchased by either the Manager or the non-Manager shall be credited by the Manager to the Joint Account at its fair market value.

4.3.     Distribution to Participants.

Division of Material in kind, if made between the Manager and the non-Manager, shall be in proportion to their respective interests in such Material. Each Participant will thereupon be charged individually with the value of the Material received or receivable by each Participant, and corresponding credits will be made by the Manager to the Joint Account. Such credits shall appear in the monthly statement of operations.

         4.3.1. Sales. Sales to Outsiders of Material from the Property shall be credited by the Manager to the Joint Account at the net amount collected by the Manager from vendee, which shall be priced on the basis of the best available market price. Any claim by vendee for defective Materials or otherwise shall be charged back to the Joint Account if and when paid by the Manager.

                                   Article 5.
                                   INVENTORIES

5.1.     Periodic Inventories.

The Manager shall take physical inventory of Joint Account Material at reasonable intervals in accordance with generally accepted accounting principles but not less than once a year. The non-Manager may be represented when any inventory shall bind the non-Manager to accept the inventory taken by the Manager.

5.2.     Reconciliation.

Reconciliation of inventories with the Joint Account shall be made by the Manager, and a list of overages and shortages shall be furnished to the non-Manager within ninety (90) days following the taking of inventory. Inventory adjustments shall be made by the Manager to the Joint Account for overages and shortages, but the Manager shall be held accountable to the non-Manager only for shortages due to the lack of reasonable diligence.

5.3.     Special Inventories.

Whenever there is a sale or change of Interest in the Mineral Rights, the Property or the Assets, a special inventory may be taken by the Manager, provided the seller or purchaser or such Interest requests such inventory and agrees to bear all of the expense thereof. In such cases, both the seller and the purchaser shall be entitled to be represented. A special inventory shall be required when there is a change in the Manager. The cost of the latter inventory will be charged to the Joint Account when the change in the Manager does not come about as the result of a sale of the former Manager's Interest.

5.4.     Expenses.

The expense incurred by the Manager in conducting periodic inventories shall be charged to the Joint Account.

Stillwater West PGM Venture Agreement  November 1, 2001             CONFIDENTIAL

                                    EXHIBIT C

                           NET SMELTER RETURN ROYALTY

                                    EXHIBIT C


Attached to and made part of that certain Option Agreement dated the 1st day of
 November, 2001 between Idaho Consolidated Metals Corporation and First Choice
                                Industries, LTD.

                           NET SMELTER RETURN ROYALTY

1. The royalty which may be payable to Idaho Consolidated Metals Corp. (hereinafter called the "Payee") by First Choice Industries, LTD. (hereinafter called the "Payor") will be three percent (3%) of One Hundred percent (100%) of the Net Smelter Revenue (as hereinafter defined) and will be calculated and paid to the Payee in accordance with the terms of this schedule. Terms having defined meanings in the agreement and used herein will have the same meanings in this Schedule as assigned to them in the Assignment of Interest Agreement unless otherwise specified or the context otherwise requires.

2. The Net Smelter Revenue will be calculated on a calendar quarterly basis and will, subject to paragraph 7 of this schedule, be equal to gross revenue less permissible deductions for such quarter.

3.       The following words will have the following meanings:

         3.1. "Gross Revenue" means the aggregate of the following amounts received in each quarterly period following the commencement of commercial production from the Mining Properties:

                  3.1.1. The revenue received by the Payor from arm's-length purchasers of all product;

                  3.1.2. the fair market value of all Product sold by the Payor in such period to persons not dealing at arm's-length with the Payor; and

                  3.1.3.   Any proceeds of insurance on Product;

         3.2. Ore means all materials from the mining properties, the nature and composition of which justifies either:

                  3.2.1. Mining or removing from place and shipping and selling such material, or delivering such material to a processing plant for physical or chemical treatment; or

                  3.2.2.   Leaching such material in place;

                  3.2.3. "Permissible Deductions" means the aggregate of the following charges (to the extent that they are not deducted by any purchaser in computing payment) that are paid in each quarterly period:

                           3.2.3.1. Sales charges levied by any sales agent on
                                    the sale of Product,

                           3.2.3.2. Transportation costs for Product from the
                                    Mining Properties to the place of
                                    beneficiation, processing or treatment and thence to the place of delivery of product to a purchaser thereof, including shipping, freight, handling and forwarding expenses;

                           3.2.3.3. All costs, expenses and charges of any
                                    nature whatsoever which are either paid or incurred by Payor in connection with refinement, beneficiation of product after leaving the property, including all weighing, sampling, assaying and representation costs, metal losses, any umpire charges and any penalties charged by the processor, refinery or smelter, and

                           3.2.3.4. All insurance costs on Product, and any
                                    government royalties, production taxes,
                                    severance taxes and sales and other taxes levied on Ore, Product or on the production or value thereof (other than any Federal or State taxes levied on the income or profit of the Payor);

                  3.2.4.   "Product" means: the

                           3.2.4.1. All ore shipped and sold prior to treatment,
                                    and

                           3.2.4.2. All concentrates, precipitates and products
                                    produced from Ore.

4. The payment on account of the royalty for each calendar quarter will be calculated and paid within 60 days after the end of each calendar quarter. Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show the payments derivation (the "Statement") must be submitted with the payment.

5. In the event that final amounts required for the calculation of the payment on the account of the royalty are not available within the time frame referred to in section 4 of this schedule C, then provisional amounts will be estimated and such payment will be paid on the basis of this provisional calculation. Positive or negative adjustments will be made to the payment on account of the royalty for the succeeding quarter.

6. All payments on account of the royalty will be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice (the "Objection notice") describing and setting forth a specific objection to the calculation thereof within 60 days after receipt by the payee of the statement. If the Payee objects to a particular statement as herein provided, the Payee will, for a period of 60 days after the Payor's receipt of such objection notice, have the right, upon reasonable notice and at a reasonable times, to have the Payor's accounts and records relating to the calculation of the payment in question audited by the auditors of the payee. If such audit determines that there has been a deficiency or an excess in payment due to the payee, such deficiency or excess will be resolved by adjusting the next quarterly payment due hereunder. The Payee will paid or at the costs and expenses of such product unless the deficiency of five (5) percent or more of the amount due is determined to exist. The Payor will pay the costs and expenses of such audit if a deficiency of five (5) percent or more of the amount due is determined to exist. Failure on the part of the Payee to make a claim against the Payor for adjustment in such 60 day period by delivery of objection noticed will conclusively establish the correctness and sufficiency of the statement and payment on account of the royalty for such quarter.

7. All profits and losses resulting from the Payor engaging in any commodity futures trading, options trading, metals trading, gold loans or any combination thereof, and any other hedging transactions with respect to the product which is a precious metal (collectively, "Hedging Transactions") are specifically excluded from calculations of the payment on account of the royalty pursuant to this schedule C but (it being the intent of the parties that the Payor will have the unrestricted right to market and sell Product to third parties in any manner it chooses and that the payee will not have any right to participate in such marketing activities or to share in a profit losses therefrom. All hedging transactions by the Payor and all profit or losses associated therewith, if any, will be solely for the Payor's account. The amount of net smelter revenue derived from all products subject to Hedging Transactions by the Payor will be determined pursuant to the provisions of this paragraph 7 and not to Paragraph 2. As to precious metal subject to hedging transactions by the Payor, Net Smelter Revenue will be determined without reference to Hedging Transactions and will be determined by using the quarterly average price of the metal, which will be calculated by dividing the sum of all the London Bullion Market Association P.M. Metal Fix prices reported for the calendar quarter in question by the number of days for which such prices were quoted. Any product subject to Hedging Transactions will be deemed to be sold, and revenues received therefrom, only on the date of the final settlement of the amount of refined product allocated to the account of the Payor by a third party refinery in respect of such transactions. Furthermore, the Payor will have no obligations to fulfill any futures contracts, forward sales, gold loans or other Hedging Transactions which the Payor may hold with product.


8. If the Royalty becomes payable to two or more parties, those parties will appoint, and will deliver to the Payor a document executed by all of those parties appointing, a single agent or trustee of all such parties to whom the Payor will make all payments on account of the royalty. The Payor will have no responsibility as to the division of the royalty payments to such parties, and if the Payor makes a payment or payments on account of the royalty in accordance with the provisions of this paragraph 8, it will be conclusively deemed that such payment or payments have been received by the Payee. All charges of the agent or trustee will be borne solely by the parties receiving payments on account of the royalty.

Stillwater West PGM Venture Agreement  November 1, 2001             CONFIDENTIAL

                                    EXHIBIT D

                                    INSURANCE

                                    EXHIBIT D

      Attached to and made part of that certain Option Agreement dated the 1st day of November, 2001 between Idaho Consolidated Metals Corporation and First Choice Industries, LTD.

                                    INSURANCE

           The Manager shall, at all times while conducting Operations, comply fully with the applicable worker's compensation laws and purchase, or with the unanimous consent of the Management Committee provide through self-insurance, protection for the Participants comparable to that provided under standard form insurance policies for (i) comprehensive public liability and property damage with combined limits of Two Million Dollars for bodily injury and property damage; (ii) automobile insurance with combined limits of Two Million Dollars; and (iii) adequate and reasonable insurance against risk of fire and other risks ordinarily insured against in similar operations. If the Manager elects to self-insure, it shall charge to the Joint Account an amount equal to the premium it would have paid had it secured and maintained a policy or policies of insurance on a competitive bid basis in the amount of such coverage. Each Participant may self-insure or purchase for its own account such additional insurance as it deems necessary.
                                      D-1

                                   EXHIBIT E


                            MAP OF AREA OF INTEREST



                       [GRAPHIC OMITTED] MAP OF AREA OF INTEREST

Stillwater West PGM Venture Agreement  November 1, 2001             CONFIDENTIAL

                                    EXHIBIT F

                           MINING DEED AND ASSIGNMENT

Stillwater West PGM Venture Agreement  November 1, 2001             CONFIDENTIAL

                                    EXHIBIT F

      Attached to and made part of that certain Option Agreement dated the 1st day of November, 2001 between Idaho Consolidated Metals Corporation and First Choice Industries, LTD.
_________________________
When Recorded, Return to:|
                         |
                         |
_________________________|
                           MINING DEED AND ASSIGNMENT

This Mining Deed and Assignment is made as of ____________________ 20__ by Idaho Consolidated Metals Corp., a British Columbia corporation (hereinafter called "Grantor") to Stillwater West PGM Venture, a Montana joint venture comprised of Idaho Consolidated Metals Corp., a British Columbia corporation, and First Choice Industries, Ltd., a British Columbia corporation (hereinafter called "Grantee").

KNOW ALL MEN BY THESE PRESENTS that Grantor, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, does hereby grant and convey to Grantee all of the right, title and interest of the Grantor in and to the unpatented lode claims in Park and Sweet Grass Counties, Montana, more particularly described in Exhibit A (hereinafter collectively called the "Properties").

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, including all extralateral rights and all ores, waste and rock therein or thereon, and together with all right, title and interest therein which Grantor may hereafter acquire.

SUBJECT TO current taxes, assessments, reservations in patents, and the Underlying Agreements.

GRANTOR REPRESENTS AND WARRANTS to Grantee that Grantor has full power and authority to execute this Deed and to transfer and assign the Underlying Agreements.

1. Grantor further represents and warrants to Grantee the following as of the date hereof:

         (a) Grantor is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada qualified to transact business in the State of Montana and has the requisite power and authority to convey the Properties in accordance with the terms of this Deed.

         (b)      The person(s) executing this Deed on behalf of Grantor is
                  (are) duly authorized so to do.

         (c) To the best of Grantor's knowledge and belief with respect to unpatented mining claims set forth in Exhibit A and that are included within the Properties, subject to the paramount title of the United States and except as disclosed in writing to the
                  Grantee:

                  (i) the unpatented mining claims were properly laid out and monumented;

                  (ii) all required location and validation work was properly performed;

                  (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies;

                  (iv) the claims are free and clear of defects, liens and encumbrances arising by, through or under Grantor, except those of record, state and federal environmental and development laws, rules and regulations, and in this Agreement and defects, liens, and any such encumbrances that do not materially affect Grantee's rights under this Agreement;

                  (v) Grantor has not received notice from anyone asserting conflicting claims; and

                  (vi) the unpatented mining claims are in good standing and compliance with all federal and state regulations in force as of the effective date of this Agreement.

                           Nothing in this paragraph, however, shall be deemed to be a representation or a warranty that any of the mining claims contains a discovery of minerals.

         (f) Grantor knows of no violation of any applicable federal, state, regional, or county law or regulation relating to zoning, land use, environmental protection, or otherwise with respect to the Properties or activities relating thereto; and,

         (g) With respect to the Properties, Grantor knows of no pending or threatened actions, suits, claims or proceedings.

2. Any failure or loss of title to the Properties, and all costs of defending title, shall be paid by the Grantee, except that all costs and losses arising out of or resulting from breach of the representations and warranties of Grantor shall be charged to Grantor and all such costs and losses arising out of gross negligence by Grantee shall be charged to Grantee as the case may be. Grantee shall have the right, but not the obligation, to undertake to cure such defects or to defend or to initiate litigation to defend such defects.

         With respect to third party claims:

         (a) If Grantor fails to satisfy and discharge any mortgage, lien, tax levy or encumbrance (an "Encumbrance") chargeable solely or in part to Grantor on the claims listed on Exhibit A, or suffers or permits any Encumbrance to be imposed upon such, Grantee at its option may, but shall not be obligated to, pay for and discharge any Encumbrance and set off such payment by withholding and retaining from any payments due Grantor any amounts so paid by Grantee, without prejudice to any right of Grantee to recover from Grantor the amount of such payment, in any manner or by any remedy whatsoever, and Grantee shall have all the rights and remedies against Grantor which the mortgagor, lienor or creditor had immediately prior to the time of such payment. Upon the request of Grantee, Grantor shall promptly make, execute, acknowledge and deliver to Grantee any and all instruments (in a form and substance satisfactory to Grantee) that Grantee in its sole judgment may deem necessary or desirable to fully effectuate the provisions of this paragraph.

         (b) If any person or entity not a party hereto asserts to have a claim of ownership in the claims listed on Exhibit A, or a claim to a share in the production from the claims listed on Exhibit A (an "Adverse Claim"), Grantee at its sole discretion, after written notice to Grantor, may suspend its obligation to make payments as provided herein, and in lieu thereof, may deposit in an interest-bearing account payments equivalent to payments which may otherwise become due Grantor. Such deposit or deposits shall remain in such interest-bearing account until the claim or controversy is resolved or settled by final court decision, by arbitration, negotiation or otherwise. When Grantee is required or elects to make any payments to such persons or entities not a party hereto as a result of, or in settlement of, any such Adverse Claim, either by way of contract, settlement, compromise, final court judgment, or otherwise, Grantee may recover from, or credit against, any payments thereafter becoming due Grantor hereunder, the amount of such payments of all other costs and expenses (including reasonable attorneys fees) paid or incurred by Grantee as a result of any such Adverse Claim.

         DATED:______________________, 20_____

                                                Idaho Consolidated Metals Corp.
                                                a British Columbia corporation,


Attest_____________________________By________________________________________
                                      Wilf Struck
Secretary-Treasurer                   Vice President and Chief Operating Officer